                                                      Prospectus August __, 2001

                                       Subject to Completion, Dated May 11, 2001



--------------------------------------------------------------------------------
JPMORGAN MONEY MARKET FUNDS

This Prospectus Offers: Reserve Shares

Prime Money Market Fund

Treasury Plus Money Market Fund

The Securities and Exchange Commission has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[LOGO] JPMORGAN FLEMING
       Asset Management
       rhp-5350


[SIDENOTE]
The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not preferred.

Prime Money Market Fund ............................1
Treasury Plus Money Market Fund ....................5
Who May Want To Invest .............................8
The Funds' Management and Administration............9
How Your Account Works ............................10
Buying Fund Shares ................................10
Selling Fund Shares ...............................11
Distribution Arrangements .........................12
Other Information Concerning the Funds ............12
Distributions and Taxes ...........................13
What the Terms Mean ...............................15
Financial Highlights ..............................16
How To Reach Us ...........................Back cover

JPMORGAN PRIME MONEY MARKET FUND


THE FUND'S OBJECTIVE

The Fund aims to provide the highest possible level of current income while still maintaining liquidity and preserving capital.

THE FUND'S MAIN INVESTMENT STRATEGY

The Fund invests in high quality, short-term money market instruments which are issued and payable in U.S. dollars.

The Fund principally invests in:

- high quality commercial paper and other short-term debt securities, including floating and variable rate demand notes of U.S. and foreign corporations

-    debt securities issued or guaranteed by qualified banks. These are:

     - U.S. banks with more than $1 billion in total assets, and foreign branches of these banks

     - foreign banks with the equivalent of more than $10 billion in total assets and which have branches or agencies in the U.S.

     - other U.S. or foreign commercial banks which the Fund's adviser judges to have comparable credit standing

- securities issued or guaranteed by the U.S. Government, its agencies or authorities

-    asset-backed securities

-    repurchase agreements

The dollar weighted average maturity of the Fund will generally be 60 days or less and the Fund will buy only those instruments which have remaining maturities of 397 days or less.

The Fund may invest any portion of its assets in debt securities issued or guaranteed by U.S. banks and their foreign branches. These include certificates of deposit, time deposits and bankers' acceptances.

The Fund invests only in securities issued and payable in U.S. dollars. Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above. If the security is not rated, it must be considered of comparable quality by the Fund's adviser.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may change any of its investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

JPMORGAN PRIME MONEY MARKET FUND

THE MAIN INVESTMENT RISKS

The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Repurchase agreements involve some risk to the Fund if the other party does not live up to its obligations under the agreement.

The Fund's ability to concentrate its investments in the banking industry could increase risks. The profitability of banks depends largely on the availability and cost of funds, which can change depending upon economic conditions. Banks are also exposed to losses if borrowers get into financial trouble and can't repay their loans.

Investments in foreign banks and other foreign issuers may be riskier than investments in the United States. That could be, in part, because of difficulty converting investments into cash, political and economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.

[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND. SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

                                                JPMORGAN PRIME MONEY MARKET FUND

THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record. The performance for the period before Reserve Class Shares were launched in July 2000 is based upon the performance for the Premier Class Shares of the Fund. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). During these periods, the actual returns of Reserve Class Shares would have been lower than shown because Reserve Class Shares have higher expenses than Premier Class Shares.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

The Fund's year-to-date total return as of 3/31/01 was 1.28%

[CHART]

YEAR-BY-YEAR RETURN(1)(2)

1994         4.10%
1995         5.66%
1996         5.20%
1997         5.37%
1998         5.32%
1999         4.97%
2000         6.18%

----------------------------------
BEST QUARTER                 1.59%
----------------------------------
                 3rd quarter, 2000
----------------------------------
 WORST QUARTER               0.75%
----------------------------------
                 1st quarter, 1994


AVERAGE ANNUAL TOTAL RETURNS (%)

Shows performance over time, for periods ended December 31, 2000(1)

                                                                                      LIFE
                                                                                      OF
                                                          PAST 1 YEAR   PAST 5 YEARS  FUND
-------------------------------------------------------------------------------------------------
PRIME MONEY MARKET FUND (After Expenses)                  6.18%         5.41%         5.20%
-------------------------------------------------------------------------------------------------

(1) Reserve Class Shares commenced operations on 7/31/00. For the period 11/15/93 through 7/31/00, life of Fund returns reflect performance of the Premier Class of shares.
(2) The Fund's fiscal year end is 8/31.

                                                JPMORGAN PRIME MONEY MARKET FUND

INVESTOR EXPENSES FOR RESERVE CLASS SHARES

The expenses of the Reserve Class before and after reimbursement are shown below. The Reserve Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM RESERVE CLASS ASSETS)

                                                   SHARE-
                                DISTRIBUTION       HOLDER                       TOTAL        FEE WAIVER
                MANAGEMENT      (RULE 12B-1)       SERVICE      OTHER           OPERATING    AND EXPENSE        NET
                FEES            FEES               FEES         EXPENSES        EXPENSES     REIMBURSEMENT(3)   EXPENSES(3)
---------------------------------------------------------------------------------------------------------------------------
RESERVE CLASS
SHARES          0.10%           0.25%              0.40%        0.14%           0.89%         0.19%             0.70%
---------------------------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(3) The example below is intended to help you compare the cost of investing in the Reserve Class with the cost of investing in other mutual funds. The example assumes:

- $10,000 initial investment

- 5% return each year

- net expenses for three years and total operating expenses thereafter, and

- all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Reserve Class and your actual costs may be higher or lower.

                                              1 YR.       3 YRS.       5 YRS.       10 YRS.
------------------------------------------------------------------------------------------------
YOUR COST ($)                                  72          224         435          1,042
------------------------------------------------------------------------------------------------

(3) Reflects a written agreement pursuant to which JPMorgan Chase agrees that it or one of its affiliates will reimburse the Fund to the extent total operating expenses of the Reserve Class (excluding interest, taxes, extraordinary expenses and expenses related to the deferred compensation plan) exceed 0.70% of its average daily net assets for three years.

JPMORGAN TREASURY PLUS MONEY MARKET FUND

THE FUND'S OBJECTIVE

The Fund aims to provide the highest possible level of current income while still maintaining liquidity and preserving capital.

THE FUND'S MAIN INVESTMENT STRATEGY

The Fund invests at least 65% of its assets in direct debt securities of the U.S. Treasury, including Treasury bills, bonds and notes, and repurchase agreements collateralized by these investments. These debt securities carry different interest rates, maturities and issue dates.

The Fund also seeks to enhance its performance by investing in repurchase agreements, using debt securities guaranteed by the U.S. Treasury as collateral.

The dollar weighted average maturity of the Fund will generally be 60 days or less and the Fund will buy only those instruments which have remaining maturities of 397 days or less.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may invest significantly in securities with floating or variable rates of interest. Their yields will vary as interest rates change.

The Fund invests only in securities issued and payable in U.S. dollars. Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above. If the security is not rated, it must be considered of comparable quality by the Fund's advisers.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund may change any of its investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

THE MAIN INVESTMENT RISKS

The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Repurchase agreements involve some risk to the Fund if the other party does not live up to its obligations under the agreement.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.

[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND. SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

                                        JPMORGAN TREASURY PLUS MONEY MARKET FUND

THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record with respect to the Fund's Premier Class of shares. Prior to the date of this prospectus, the Fund did not offer Reserve Class Shares, which will be introduced as of the date of this prospectus. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). During these periods, the actual returns of Reserve Class Shares would have been lower than shown because Reserve Class Shares have higher expenses than Premier Class Shares.

Past performance does not predict how this Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

The Fund's year-to-date total return as of 3/31/01 was 1.26%


YEAR-BY-YEAR RETURNS(1,2)

Past performance does not predict how this Fund will perform in the future.

[CHART]

1995    5.43%
1996    4.90%
1997    5.09%
1998    5.04%
1999    4.59%
2000    5.90%

-----------------------------------
  BEST QUARTER                1.55%
-----------------------------------
                  4th quarter, 2000
-----------------------------------
  WORST QUARTER               1.05%
-----------------------------------
                  1st quarter, 1999


AVERAGE ANNUAL TOTAL RETURN (%)

Shows performance over time, for periods ended December 31, 2000(1)

                                  PAST 1 YR.    PAST 5 YRS.   LIFE OF FUND
---------------------------------------------------------------------------
TREASURY PLUS MONEY MARKET
FUND (AFTER EXPENSES)             5.90%         5.10%         5.06%
---------------------------------------------------------------------------

1 Premier Class Shares commenced operations on 4/20/94.
2 The Fund's fiscal year is 8/31.

                                        JPMORGAN TREASURY PLUS MONEY MARKET FUND


ESTIMATED INVESTOR EXPENSES FOR RESERVE SHARES

The estimated expenses of the Reserve Class before and after reimbursement are shown below. The Reserve Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM RESERVE CLASS ASSETS)

                                                SHARE-
                              DISTRIBUTION      HOLDER                   TOTAL        FEE WAIVER
              MANAGEMENT      (RULE 12B-1)      SERVICE    OTHER         OPERATING    AND EXPENSE         NET
              FEES            FEES              FEES       EXPENSES(3)   EXPENSES     REIMBURSEMENT(4)    EXPENSES(4)
---------------------------------------------------------------------------------------------------------------------------
RESERVE
CLASS SHARES  0.10%           0.25%             0.40%      0.14%         0.89%        0.19%               0.70%
---------------------------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Reserve Class with the cost of investing in other mutual funds. The example assumes:

- $10,000 initial investment

- 5% return each year

- net expenses for three years and total operating expenses thereafter, and

- all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Reserve Class and your actual costs may be higher or lower.

                                                      1 YR.       3 YRS.
-------------------------------------------------------------------------
 YOUR COST ($)                                         72          224
-------------------------------------------------------------------------

(3) "Other Expenses" are based on estimated amounts for the current fiscal year.
(4) Reflects a written agreement pursuant to which JPMorgan Chase agrees that it or one of its affiliates will reimburse the Fund to the extent total operating expenses of the Reserve Class (excluding interest, taxes, extraordinary expenses and expenses related to the deferred compensation plan) exceed 0.70% of its average daily net assets for three years.

WHO MAY WANT TO INVEST


THE FUNDS ARE DESIGNED FOR INVESTORS WHO:

-    want an investment that strives to preserve capital

-    want regular income from a high quality portfolio

-    want a highly liquid investment

-    are looking for an interim investment

-    are pursuing a short-term goal

THE FUNDS ARE NOT DESIGNED FOR INVESTORS WHO:

-    are investing for long-term growth

-    are investing for high income

-    require the added security of the FDIC insurance

THE FUNDS' MANAGEMENT AND ADMINISTRATION


The Funds are a series of Mutual Fund Trust, a Massachusetts business trust. The trustees of the trust are responsible for overseeing all business activities.

THE FUNDS' ADMINISTRATOR

The Chase Manhattan Bank (the Administrator) provides administrative services, oversees each Fund's other service providers and provides Fund officers. The Administrator receives the following annual fee on behalf of each Fund for administrative services:

0.10% of a Fund's pro-rata portion of the first $100 billion of average net assets of all money market funds in the JPMorgan Funds complex plus 0.05% of average net assets over $100 billion.

THE FUNDS' INVESTMENT ADVISER

J.P. Morgan Fleming Asset Management (USA) Inc. (JPMFAM (USA)) is the investment adviser to the Funds and makes the day-to-day investment decisions for each Fund. JPMFAM (USA) is a wholly owned subsidiary of J.P. Morgan Chase & Co. (JPMorgan Chase), a bank holding company. JPMFAM (USA) is located at 522 5th Avenue, New York, NY 10036.

Prior to February 28, 2001 the adviser to the Funds was The Chase Manhattan Bank (Chase). For the fiscal year ended August 31, 2000, Chase was paid management fees (net of waivers) of 0.10% of the average daily net assets of each Fund.

HOW YOUR ACCOUNT WORKS

BUYING FUND SHARES

You don't pay any sales charge (sometimes called a load) when you buy shares in these funds. The price you pay for your shares is the net asset value per share
(NAV). NAV is the value of everything a Fund owns, minus everything it owes, divided by the number of shares held by investors. Both of these Funds seek to maintain a stable NAV of $1.00. Each Fund uses the amortized cost method to value its portfolio of securities. This method provides more stability in valuations. However, it may also result in periods during which the stated value of a security is different than the price the Fund would receive if it sold the investment.

The NAV of each class of shares is generally calculated as of 5:00 p.m. eastern time each day the Funds are accepting orders. You'll pay the next NAV calculated after the JPMorgan Funds Service Center receives your order in proper form. An order is in proper form only after funds are converted into federal funds.

INVESTING THROUGH A SERVICE ORGANIZATION

Prospective investors may only purchase shares of a Fund with the assistance of a service organization. Your service organization is paid by the Fund to assist you in establishing your account, executing transactions, and monitoring your investment. The minimum amount for initial investments in a Fund by a service organization is $10,000,000 and for additional investments $25,000, although these minimums may be less for some investors. Service organizations may provide the following services in connection with their customers' investments in the Funds:

- Acting, directly or through an agent, as the sole shareholder of record

- Maintaining account records for customers

- Processing orders to purchase, redeem or exchange shares for customers

- Responding to inquiries from shareholders

- Assisting customers with investment procedures

The center accepts orders on any business day that the Federal Reserve Bank of New York and the New York Stock Exchange are open. If you send us an order in proper form by a Fund's cut-off time, we'll process your order at that day's price and you'll be entitled to all dividends declared on that day. If we receive your order after the cut-off time, we'll generally process it at the next day's price. If you pay by check before the cut-off time, we'll generally process your order the next day the Funds are open for business. Normally, the cut-off (in Eastern time) is:

------------------------------------
 PRIME MONEY
 MARKET FUND               5:00 P.M.
------------------------------------
 TREASURY PLUS
 MONEY MARKET FUND         5:00 P.M.
------------------------------------

A later cut-off time may be permitted for investors buying their shares through a bank affiliate of JPMorgan Chase so long as such later cut-off time is before the Fund's NAV is calculated. If you buy through an agent and not directly from the JPMorgan Funds Service Center, the agent could set earlier cut-off times. Each Fund can set an

                                                          HOW YOUR ACCOUNT WORKS

earlier cut-off time if the Public Securities Association recommends that the U.S. Government securities market close trading early.

You must provide a Taxpayer Identification Number when you open an account.

The Funds have the right to reject any purchase order.

 TO OPEN AN ACCOUNT, BUY OR SELL SHARES OR GET FUND INFORMATION, CALL:
----------------------------------------------------------------------
 THE JPMORGAN INSTITUTIONAL FUNDS SERVICE CENTER
----------------------------------------------------------------------
 1-800-766-7722
----------------------------------------------------------------------

Make your check out to JPMorgan Funds in U.S. dollars. We won't accept credit cards, cash, or checks from a third party. If you purchase your shares by uncertified check, you cannot sell those shares until 15 calendar days after your purchase. Your purchase will be canceled if your check doesn't clear and you'll be responsible for any expenses and losses to the Funds. Orders by wire will be canceled if the JPMorgan Institutional Funds Service Center doesn't receive payment by the later of the Fund's cut-off time or 4:00 p.m. Eastern time on the day you buy.

OPENING YOUR ACCOUNT AND
BUYING SHARES THROUGH
YOUR SERVICE ORGANIZATION

Tell your service organization which Funds you want to buy and he or she will contact us. Your service organization may charge you a fee and may offer additional services, such as special purchase and redemption programs, "sweep" programs, cash advances and redemption checks. Your service organization may set different minimum investments and earlier cut-off times.

SELLING FUND SHARES

You can sell your shares on any day the JPMorgan Institutional Funds Service Center is open for trading, either directly to the Funds or through your service organization. You'll receive the next NAV calculated after the JPMorgan Funds Service Center accepts your order.

Under normal circumstances, if your request is received before a Fund's cut-off time, the Fund will send you the proceeds the same business day. We won't accept an order to sell shares if the Fund hasn't collected your payment for the shares.

Each Fund may stop accepting orders to sell and may postpone payments for more than seven days, as federal securities laws permit.

You'll need to have your signature guaranteed if you want your payment sent to an address other than the one we have in our records. We may also need additional documents or a letter from a surviving joint owner before selling the shares.

SELLING SHARES THROUGH
YOUR SERVICE ORGANIZATION

Tell your service organization which Funds you want to sell. It will send the necessary documents to the Funds. Your service organization might charge you for this service.

HOW YOUR ACCOUNT WORKS

THROUGH THE JPMORGAN INSTITUTIONAL FUNDS SERVICE CENTER

Call 1-800-766-7722. We will mail you a check or send the proceeds via electronic transfer or wire. If you have changed your address of record within the previous 30 days or if you sell $25,000 or more worth of Fund shares by phone, we'll send the proceeds by electronic transfer or by wire only to the bank account on our records.

Or

Send a signed letter with your instructions to:

JPMORGAN INSTITUTIONAL FUNDS SERVICE CENTER
500 Stanton Christiana Road
Newark, DE 19713

REDEMPTIONS-IN-KIND

The Funds reserve the right to make redemptions of over $250,000 in securities rather than in cash.

EXCHANGING SHARES

You can exchange your shares for shares in certain other JPMorgan Funds. For tax purposes, an exchange is treated as a sale of Fund shares. Carefully read the prospectus of the Fund you want to buy before making an exchange.

You should not exchange shares as a means of short-term trading as this could increase management costs and affect all shareholders. We reserve the right to limit the number of exchanges or to refuse an exchange. We may also terminate this privilege. We charge an administration fee of $5 for each exchange if you make more than 10 exchanges in a year or three in a quarter. See the Statement of Additional Information to find out more about the exchange privilege.

DISTRIBUTION ARRANGEMENTS

J.P. Morgan Fund Distributors, Inc. (JPM) is the distributor for the Funds. It is a subsidiary of The BISYS Group, Inc. and is not affiliated with JPMorgan Chase.

The Fund has adopted a Rule 12b-1 distribution plan under which it pays annual distribution fees of up to 0.25% of the average daily net assets attributed to Reserve Shares.

This payment covers such things as compensation for services provided by broker-dealers and expenses connected to the sale of shares. Payments are not tied to actual expenses incurred.

Because 12b-1 expenses are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

OTHER INFORMATION
CONCERNING THE FUNDS

We may close your account if the balance falls below the minimum because you've sold shares. We may also close the account if you fail to meet the investment minimum over a 12 month period. We'll give you 60 days notice before closing your account.

Unless you indicate otherwise on your account application, we are authorized to act on redemption and transfer instructions received by phone. If someone trades on your account by phone, we'll ask that person to confirm your account registration and address to make sure they match those you provided us. If they give us the

                                                          HOW YOUR ACCOUNT WORKS

correct information, we are generally authorized to follow that person's instructions. We'll take all reasonable precautions to confirm that the instructions are genuine. Investors agree that they will not hold a Fund liable for any loss or expenses from any sales request, if the Fund takes reasonable precautions. The Funds will be liable for any losses to you from an unauthorized sale or fraud against you if we do not follow reasonable procedures.

You may not always reach the JPMorgan Funds Service Center by telephone. This may be true at times of unusual market changes and shareholder activity. You can mail us your instructions or contact your service organization. We may modify or cancel the sale of shares by phone without notice.

The Funds have agreements with certain shareholder servicing agents (including The Chase Manhattan Bank) under which the shareholder servicing agents have agreed to provide certain support services to their customers. For performing these services, each shareholder servicing agent receives an annual fee of up to 0.40% of the average daily net assets of the Reserve Shares of each Fund held by investors serviced by the shareholder servicing agent. The Board of Trustees has determined that the amount payable for "service fees" (as defined by the NASD) does not exceed 0.25% of the average annual net assets attributable to the Reserve Shares of each Fund.

JPMFAM (USA) and/or JPM may, at their own expense, make additional payments to certain selected dealers or other shareholder servicing agents for performing administrative services for their customers.

Each Fund may issue multiple classes of shares. This prospectus relates only to Reserve shares of the Funds. Each class may have different requirements for who may invest, and may have different sales charges and expense levels. A person who gets compensated for selling Fund shares may receive a different amount for each class.

DISTRIBUTIONS AND TAXES

The Funds can earn income and they can realize capital gain. The Funds deduct any expenses then pay out these earnings to shareholders as distributions.

The Funds declare dividends daily, so your shares can start earning dividends on the day you buy them. We distribute the dividends monthly in the form of additional shares, unless you tell us that you want payment in cash or deposited in a pre-assigned bank account. The taxation of dividends won't be affected by the form in which you receive them. We distribute any short-term capital gain at least annually. The Funds do not expect to realize long-term capital gain.

Dividends are usually taxable as ordinary income at the federal, state and local levels. Dividends earned on bonds issued by the U.S. government and its agencies may also be exempt from some types of state and local taxes.

HOW YOUR ACCOUNT WORKS

If you receive distributions of net capital gain, the tax rate will be based on how long the Fund held a particular asset, not on how long you have owned your shares.

Early in each calendar year, the Funds will send you a notice showing the amount of distributions you received in the preceding year and the tax status of those distributions.

Any investor for whom the Funds do not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

The above is only a general summary of tax implications of investing in these Funds. Please consult your tax adviser to see how investing in the Funds will affect your own tax situation.

SHAREHOLDER SERVICES

WHAT THE TERMS MEAN

COMMERCIAL PAPER: Short-term securities with maturities of 1 to 270 days which are issued by banks, corporations and others.

DEMAND NOTES: A debt security with no set maturity date. The investor can generally demand payment of the principal at any time.

DISTRIBUTION FEE: Covers the cost of the distribution system used to sell shares to the public.

DOLLAR WEIGHTED AVERAGE MATURITY:

The average maturity of the Fund is the average amount of time until the organizations that issued the debt securities in the Fund's portfolio must pay off the principal amount of the debt. "Dollar weighted" means the larger the dollar value of debt security in the Fund, the more weight it gets in calculating this average.

FLOATING RATE SECURITIES: Securities whose interest rates adjust automatically whenever a particular interest rate changes.

LIQUIDITY: Liquidity is the ability to easily convert investments into cash without losing a significant amount of money in the process.

MANAGEMENT FEE: A fee paid to the investment adviser to manage the Fund and make decisions about buying and selling the Fund's investments.

MUNICIPAL LEASE OBLIGATIONS: These provide participation in municipal lease agreements and installment purchase contracts, but are not part of the general obligations of the municipality.

OTHER EXPENSES: Miscellaneous items, including transfer agency, administration, custody and registration fees.

REPURCHASE AGREEMENTS: A special type of a short-term investment. A dealer sells securities to a Fund and agrees to buy them back later for a set price. In effect, the dealer is borrowing the Fund's money for a short time, using the securities as collateral.

SHAREHOLDER SERVICE FEE: A fee to cover the cost of paying shareholder servicing agents to provide certain support services for your account.

VARIABLE RATE SECURITIES: Securities whose interest rates are periodically adjusted.

FINANCIAL HIGHLIGHTS

The Financial Highlights table is intended to help you understand the Prime Money Market Fund's financial performance for each of the past five years (or for the periods since shares were first offered). The total returns in the tables represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The following table provides selected per share data and ratios for one Reserve Class share outstanding throughout each period shown.

This information is supplemented by the financial statements including accompanying notes appearing in the Fund's Annual and Semi-Annual Reports to Shareholders for the year ended August 31, 2000, and the period ended February 28, 2001, respectively, which are incorporated by reference into the SAI. Shareholders may obtain a copy of the reports by contacting the Fund or their Shareholder Servicing Agent.

This information has been audited, except as noted, by PricewaterhouseCoopers LLP, whose reports, along with the Fund's financial statements, are included in the Fund's annual report, which is available upon request.

JPMORGAN PRIME MONEY MARKET FUND(1)

                                                                       9/1/00
                                                                      Through    7/31/00*
                                                                      2/28/01    Through
PER SHARE OPERATING PERFORMANCE:                                  (unaudited)    8/31/99
------------------------------------------------------------------------------------------
Net asset value, beginning of period                                    $1.00      $1.00
------------------------------------------------------------------------------------------

   Income from investment operations:
     Net investment income                                               0.03       0.01

   Less distributions:
     Dividends from net investment income                                0.03       0.01
------------------------------------------------------------------------------------------
Net asset value, end of period                                          $1.00      $1.00
------------------------------------------------------------------------------------------

TOTAL RETURN                                                            2.88%**      0.50%
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------
Net assets, end of period (millions)                                   $    +     $    +
------------------------------------------------------------------------------------------
Ratio of expenses to average net assets #                               0.80%      0.79%
------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets #                  5.69%      5.33%
------------------------------------------------------------------------------------------
Ratio of expenses without waivers, reimbursements and
earnings credits to average net assets #                              700.65%      1.45%
------------------------------------------------------------------------------------------
Ratio of net investment income without waivers,
reimbursements and earnings credits to average
net assets #                                                         (694.16)%     4.67%
------------------------------------------------------------------------------------------

(1)    Formerly Chase Vista Prime Money Market Fund.
 #     Short periods have been annualized.
 *     Commencement of offering of classes of shares.
 +     Amount rounds to less than one million.
 **    Not annualized

HOW TO REACH US

MORE INFORMATION

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS

Our annual and semi-annual reports contain more information about each Fund's investments and performance.

STATEMENT OF ADDITIONAL
INFORMATION (SAI)

The SAI contains more detailed information about the Funds and their policies. It is incorporated by reference into this prospectus. This means, by law, it's considered to be part of this prospectus.

You can get a free copy of these documents and other information, or ask us any questions, by calling us at 1-800-766-7722 or writing to:

JPMORGAN INSTITUTIONAL FUNDS SERVICE CENTER
500 STANTON CHRISTIANA ROAD
NEWARK, DE 19713

If you buy your shares through The Chase Manhattan Bank or another institution, you should contact that institution directly for more information. You can also find information online at www.jpmorganfunds.com on the internet.

You can write or e-mail the SEC's Public Reference Room and ask them to mail you information about the Funds, including the SAI. They'll charge you a copying fee for this service. You can also visit the Public Reference Section and copy the documents while you're there.

PUBLIC REFERENCE SECTION OF THE SEC
WASHINGTON, DC 20549-0102
1-202-942-8090
EMAIL: PUBLICINFO@SEC.GOV

Reports, a copy of the SAI and other information about the Funds is also available on the SEC's website at http://www.sec.gov.

The Fund's Investment Company Act File No. is 811-08358.


                       JPMorgan Funds Fulfillment Center
                               393 Manley Street
                        West Bridgewater, MA 02379-1039

-C- 2001 JPMorgan Chase & Co. All Rights Reserved. March 2001

                                                                       rhp-5350